                                                                   Exhibit 10.3














                  SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT


                                  BY AND AMONG


                            SUNRISE TELEVISION CORP.


                                      AND


                HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.,
                             HM3 COINVESTORS, L.P.
                                      AND
                         CHASE EQUITY ASSOCIATES, L.P.
                                 AS PURCHASERS





                         DATED AS OF DECEMBER 30, 1999










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
                                               TABLE OF CONTENTS


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

ARTICLE I         DEFINITIONS AND INTERPRETATION.........................................................1

         Section 1.01.     Definitions...................................................................1

         Section 1.02.     Interpretation...............................................................14

         Section 1.03.     Business Day Adjustment......................................................15

ARTICLE II        PURCHASE OF NOTES.....................................................................15

         Section 2.01.     Purchase of Notes and Warrants...............................................15

         Section 2.02.     Closing......................................................................16

         Section 2.03.     Mandatory Redemption.........................................................16

         Section 2.04.     Use of Proceeds..............................................................16

         Section 2.05.     Interest on the Notes........................................................16

         Section 2.06.     Receipt of Payments..........................................................17

         Section 2.07.     Application of Payments......................................................18

         Section 2.08.     Sharing of Payments..........................................................18

         Section 2.09.     Indemnity....................................................................18

         Section 2.10.     Access.......................................................................19

         Section 2.11.     Taxes........................................................................19

NOTES; RIGHTS OF HOLDERS OF NOTES.......................................................................20

         Section 3.01.     Issue of Notes...............................................................20

         Section 3.02.     Purchase and Issuance of the Notes...........................................20

         Section 3.03.     Subordination of Liabilities.................................................21

ARTICLE IV        REPRESENTATIONS AND WARRANTIES........................................................22

         Section 4.01.     Representations, Warranties and Agreements of the Company....................22

         Section 4.02.     Representations and Warranties of the Purchasers.............................28

ARTICLE V         CONDITIONS PRECEDENT TO CLOSING.......................................................29

         Section 5.01.     Conditions Precedent to the Closing..........................................29

         Section 5.02.     Conditions Precedent to Obligations of the Company...........................30

ARTICLE VI        COVENANTS.............................................................................30

         Section 6.01.     Notices of Material Events...................................................31

         Section 6.02.     Compliance with Laws.........................................................31

         Section 6.03.     Use of Proceeds..............................................................31

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                                                  (CONTINUED)


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


         Section 6.04.     Limitation on Restricted Payments............................................31

         Section 6.05.     Corporate Existence..........................................................31

         Section 6.06.     Payment of Taxes and Other Claims............................................32

         Section 6.07.     Maintenance of Properties and Insurance......................................32

         Section 6.08.     Compliance with Laws.........................................................32

         Section 6.09.     Reports......................................................................32

         Section 6.10.     Limitations on Transactions with Affiliates..................................33

         Section 6.11.     Limitation on Incurrence of Additional Indebtedness and Issuance
                           of Disqualified Capital Stock................................................33

         Section 6.12.     Limitation on Dividend and Other Payment Restrictions Affecting
                           Subsidiaries.................................................................33

         Section 6.13.     Limitation on Asset Sales....................................................34

         Section 6.14.     Limitation on Asset Swaps....................................................35

         Section 6.15.     FCC Compliance...............................................................35

         Section 6.16.     Merger, Consolidation and Sale of Assets.....................................35

         Section 6.17.     Successor Corporation Substituted............................................36

ARTICLE VII       EVENTS OF DEFAULTS....................................................................36

         Section 7.01.     Actions after Default........................................................36

         Section 7.02.     Events of Default............................................................36

         Section 7.03.     Notice of Events.............................................................37

ARTICLE VIII      INDEMNITY.............................................................................37

         Section 8.01.     Indemnity....................................................................37

                  (a)      Indemnification by the Company...............................................37

                  (b)      Indemnification by the Purchasers............................................38

                  (c)      Procedure....................................................................39

         Section 8.02.     Contribution.................................................................40

ARTICLE IX        MISCELLANEOUS.........................................................................40

         Section 9.01.     Notices......................................................................40

         Section 9.02.     Expenses.....................................................................41

         Section 9.03.     Governing Law, Submission to Jurisdiction: Venue.............................41



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                                                  (CONTINUED)


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         Section 9.04.     Judgment.....................................................................42

         Section 9.05.     Benefit of Agreement.........................................................43

         Section 9.06.     Assignments..................................................................43

         Section 9.07.     Amendment....................................................................43

         Section 9.08.     Counterparts; Integration....................................................43

         Section 9.09.     Remedies and Waivers.........................................................43

         Section 9.10.     Severability.................................................................43

         Section 9.11.     WAIVER OF JURY TRIAL.........................................................43

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                              SENIOR SUBORDINATED
                            NOTE PURCHASE AGREEMENT


                  SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT dated as of December 30, 1999, by and among SUNRISE TELEVISION CORP., a Delaware corporation (the "Company"), HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P., a Delaware limited partnership, HM3 COINVESTORS, L.P., a Delaware limited partnership and CHASE EQUITY ASSOCIATES, L.P., a Delaware limited partnership (collectively, the "Purchasers" and individually, each a "Purchaser").

                  In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

                  Section 1.01. Definitions. Wherever used in this Agreement, unless the context otherwise requires, the following terms have the meanings indicated (such meanings to be equally applicable to both the singular and the plural form of the terms defined):

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Affiliate" means a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliate Transaction" has the meaning provided therefor in
         Section 6.10.

                  "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be consolidated or merged with the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (excluding any Sale and Leaseback Transaction or any pledge of assets or stock by the Company or any of its Subsidiaries) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that for purposes of Section 6.13, Asset Sales shall not include (a) a transaction or series of related transactions in which the Company or its Subsidiaries receive aggregate consideration of less than $500,000, (b) transactions permitted under
         Section 6.14 or (c) transactions covered by Section 6.16.

                  "Asset Swap" means the execution of a definitive agreement, subject only to FCC approval, if applicable, and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

                  "Board of Directors" means, with respect to any Person, the Board of Directors (or any other equivalent governing body) of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "Business Day" means a day when banks are open for business in New York, New York.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and
         (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings



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

         obtainable from either Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc. or Moody's Investors Service, Inc.;
         (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-I from Standard & Poor's Services, a division of the McGraw Hill Companies, Inc. or at least P-I from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Agreement), other than to Hicks Muse, any of its Affiliates, officers and directors or Robert N. Smith or any of his Affiliates (the "Permitted Holders"); or (ii) a majority of the board of directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Permitted Holders or any direct or indirect Subsidiary of any Permitted Holder) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

                  "Closing" has the meaning provided therefor in Section 2.02.

                  "Closing Date" has the meaning provided therefor in Section 2.02.

                  "Commission" means the Securities and Exchange Commission.

                  "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

                  "Communications Act" has the meaning provided therefor in
         Section 4.01(e).

                  "Company" has the meaning provided therefor in the introductory paragraph.

                  "Consolidated Cash Flow" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent



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         Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or non-recurring gains or losses), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including (a) any amortization of debt discount, (b) the net cost under Interest Swap Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication, (a) gains and losses from Asset Sales (without regard to the $500,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or non-recurring gains and losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first-referred-to Person or is merged or consolidated with it or any of its Subsidiaries, (d) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, and (e) the net income of any Person, other than a Subsidiary, except to the extent of the lesser of (x) dividends or distributions paid to such first-referred-to Person or its Subsidiary by such Person and (y) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the first-referred-to Person or a consolidated Subsidiary of such Person and any non-cash expenses attributable to grants or exercises of employee stock options.

                  "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries (excluding any such charges constituting an extraordinary or non-recurring item) reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the Closing Date, (ii) was



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         nominated for election or elected to the board of directors of the
         Company with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or (iii) is a representative of a Permitted Holder.

                  "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of July 2, 1998, among STC, the Company, The Chase Manhattan Bank, as administrative agent, NationsBank, N.A., as documentation agent, Salomon Brothers Holding Company Inc., as syndication agent, and any other financial institutions from time to time party thereto, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements have been or may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

                  "Default" means an event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes.

                  "DOJ" has the meaning provided therefor in Section 4.01(e).

                  "Dollars" and the sign "$" means the lawful currency of the United States of America.

                  "Event of Default" means any one of the events specified in
         Section 7.02.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.



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

                  "FCC" means the United States Federal Communications Commission or any similar agency having jurisdiction over the purchase, sale and operation of broadcast licenses and related assets.

                  "Financial Monitoring and Oversight Agreements" means, collectively, the Monitoring and Oversight Agreement among the Company, STC and Hicks Muse Partners, as in effect on the Closing Date, and the Financial Advisory Agreement among the Company, STC and Hicks Muse Partners, as in effect on the Closing Date.

                  "FTC" has the meaning set forth in Section 4.01(e).

                  "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Closing Date.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Hicks Muse" means Hicks, Muse, Tate & Furst Incorporated, a Delaware corporation.

                  "Hicks Muse Partners" means Hicks, Muse & Co. Partners, L.P., a Texas limited partnership.

                  "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments,
         (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Obligations, Commodity Agreements and Currency Agreements and
         (viii) for Indebtedness of any other Person of the type referred to in clauses (i) through (vii) which is secured by any Lien on any property or asset of such first-referred-to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

                  "Indenture" means the Indenture in respect of the STC Senior Subordinated Notes, dated as of March 25, 1997, as in effect on the date hereof, between STC, on the



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         one hand, and U.S. Trust Company of Texas, N.A., or its successor, as trustee, on the other hand.

                  "Interest Payment Date" has the meaning provided therefor in
         Section 2.05(a).

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar arrangement or agreement to which the Company or any of its Subsidiaries is party, designed to protect the Company and its Subsidiaries against fluctuations in interest rates.

                  "Interest Swap Obligations" means the obligations of any Person under any Interest Rate Agreement.

                  "Investment" means (i) any transfer or delivery of cash, stock or other property of value in exchange for Indebtedness, stock or other security or ownership interest in any Person by way of loan, advance, capital contribution, guarantee or otherwise and (ii) an investment deemed to have been made by the Company at the time any entity which was a Subsidiary of the Company ceases to be such a Subsidiary in an amount equal to the value of the loans and advances made to, and any remaining ownership interest in, such entity immediately following such entity ceasing to be a Subsidiary of the Company. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company unless the fair market value of such Investment exceeds $1,000,000, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors of the Company at the time such Investment is made.

                  "Leverage Ratio" shall mean the ratio of (i) the aggregate outstanding amount of Indebtedness of STC and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP plus the aggregate liquidation preference of all outstanding Disqualified Capital Stock of STC to (ii) the Consolidated Cash Flow of the STCs for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

                  For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of the Person and its Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred had occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated Cash Flow" shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the



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

         beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness and also including any Consolidated Cash Flow associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period and
         (iii) cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such Asset Acquisition (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission), less the amount of any additional expenses that the Company reasonably estimates would result from anticipated replacements of any items constituting Cost Savings Measures in connection with such Asset Acquisition; provided, however, that both
         (A) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an officer's certificate delivered to the Purchasers at the time of the consummation of the Asset Acquisition and (B) with respect to each Asset Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Asset Acquisition to effect the Cost Savings Measures identified in such officer's certificate (regardless, however, of whether the corresponding cost savings have been achieved). Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum, equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).



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

                  "License" has the meaning provided therefor in Section
         4.01(j).

                  "Loan Documents" shall mean this Agreement, the Notes, the Warrants and all other agreements, instruments, documents and certificates, including pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Company, and delivered to the Purchasers, in their capacities as purchasers of the Notes hereunder, in connection with this Agreement or the transactions contemplated hereby.

                  "Market Effect" has the meaning provided therefor in Section 5.01(i).

                  "Material Adverse Change" has the meaning provided therefor in Section 5.01(j).

                  "Material Adverse Effect" has the meaning provided therefor in Section 4.01(a).

                  "Maximum Lawful Rate" has the meaning provided therefor in
         Section 2.05(d).

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions, recording fees, title insurance premiums, appraiser's fees and costs reasonably incurred in preparation of any asset or property for sale),
         (ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Subsidiary engaged in such Asset
         Sale) and (iii) repayment of Indebtedness secured by assets subject to such Asset Sale; provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

                  "Notes" has the meaning provided therefor in Section 2.01.

                  "Obligations" shall mean all amounts owing by the Company to the Purchasers and any of their assignees pursuant hereto or the Notes, including all principal, interest, fees, expenses, attorney's fees and any other sum chargeable to the Company under any of the Loan Documents.

                  "Other Taxes" has the meaning provided therefore in Section 2.11(b).

                  "Permitted Holder" has the meaning provided therefor in the definition of "Change of Control."

                  "Permitted Indebtedness" means, without duplication, (i) Indebtedness outstanding on the Closing Date; (ii) Indebtedness of the Company or a Subsidiary incurred under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed (a) the sum of the aggregate commitments pursuant to the Credit Agreement as in effect on Closing Date and (b) any Incremental Term Loans (as defined in the Credit Agreement) after the Closing Date; (iii) Indebtedness evidenced by or arising under the STC Senior Subordinated Notes and the Indenture; (iv) Interest Swap Obligations; provided, however that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates of its Indebtedness; (v) additional Indebtedness of the Company or any of its Subsidiaries not to exceed $10,000,000 in principal amount outstanding at any time (which amount may, but need not, be incurred under the Credit Agreement); (vi) Refinancing Indebtedness;
         (vii) Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company or by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company; (viii) guarantees by Subsidiaries of any Indebtedness permitted to be incurred pursuant to the Indenture; (ix) Indebtedness in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Subsidiaries to their customers in the ordinary course of their business; (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (x), when taken together with all Indebtedness incurred pursuant to this clause (x) and then outstanding, shall not exceed $7,500,000; and (xi) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a related business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (xi) shall not exceed $3,000,000 at any time outstanding. Notwithstanding anything to the contrary contained in this definition, any Indebtedness permitted hereunder shall be permitted to the extent and only to the extent it is also permitted under the terms of the Credit Agreement and the Indenture.

                  "Permitted Investments" means (i) Investments by the Company or any Subsidiary of the Company to acquire the stock or assets of any Person (or Acquired Indebtedness acquired in connection with a transaction in which such Person becomes a Subsidiary of the Company) engaged in the broadcast business or businesses reasonably related thereto; provided, however, that if any such Investment or series of related Investments involves an Investment by the Company in excess of $5,000,000, the Company is able, at the time of such investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 6.11), (ii) Investments received by the Company or its Subsidiaries as consideration for a sale of assets,
         (iii) Investments by the Company or any Wholly Owned Subsidiary of the Company in any Wholly Owned Subsidiary of the Company (whether existing on the Closing Date or created thereafter) or any Person that after such Investments, and as a result thereof, becomes a Wholly Owned Subsidiary of the Company and Investments in the Company by any Wholly Owned Subsidiary of the Company, (iv) Investments in cash and Cash Equivalents, (v) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement, (vi) loans or advances to employees of the Company or any Subsidiary thereof for purposes of purchasing the Company's Capital Stock and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, and (vii) additional Investments in an aggregate amount not to exceed $1,000,000 at any time outstanding. Notwithstanding anything to the contrary contained in this definition, any Investment permitted hereunder shall be permitted to the extent and only to the extent it is also permitted under the terms of the Credit Agreement and the Indenture.

                  "Person" means shall mean any individual, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Preferred Stock Series A" means the 14% Redeemable Preferred Stock of STC, par value $.01.

                  "Preferred Stock Series B" means the Preferred Stock, Series B of STC, par value $.01.

                  "Productive Assets" means assets of a kind used or usable by the Company and its Subsidiaries in broadcast businesses or businesses reasonably related thereto, and specifically includes assets acquired through Asset Acquisitions.

                  "pro forma" means, unless otherwise provided herein, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation in accordance with Article II of Regulation S-X promulgated under the Securities Act.

                  "Purchasers" has the meaning provided therefor in the introductory paragraph.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Refinancing Indebtedness" means any refinancing by the Company or its Subsidiaries of Indebtedness of the Company or any of its Subsidiaries incurred in accordance with Section 6.11 (other than pursuant to clause (iii) or (iv) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

                  "Representative" has the meaning provided therefor in Section 3.03(a)(i).

                  "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock) on shares of the Company's or STC's Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or STC, or any warrants, rights or options to acquire shares of Capital Stock of the Company or STC, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness of the Company or its Subsidiaries that is subordinated or junior in right of payment to the STC Senior Subordinated Notes or (iv) the making of any Investment (other than a Permitted Investment).

                  "SAC" means Smith Acquisition Company, a Delaware corporation.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Senior Indebtedness" means, with respect to any Person, (i) all Indebtedness of such Person outstanding under the Credit Agreement and all Interest Swap Obligations with respect thereto, (ii) any other Indebtedness of such Person permitted to be issued under the terms of this Agreement, provided, however, that Senior Indebtedness shall not include any Indebtedness which by the terms of the instrument creating or evidencing the same is on parity with or is subordinated or junior in right of payment in any respect to any other Indebtedness such Person or its Subsidiaries or Affiliates and (iii) all obligations with respect to the foregoing. Notwithstanding anything to the contrary contained herein, Senior Indebtedness will not include (i) any liability for federal, state, local, foreign or other taxes, (ii) any Indebtedness of any such Person to any of its Subsidiaries or other Affiliates, (iii) any accounts payable or trade liabilities arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness that is incurred in violation of the terms of this Agreement, (v) Indebtedness of the Person to any shareholder of such Person, (vi) Indebtedness to, or guaranteed by the Person or any of its Subsidiaries for the benefit of, any director, officer or employee of the Person or any Subsidiary of the Person (including, without limitation, amounts owed for compensation), (vii) Capital Stock of such Person and Indebtedness represented by Disqualified Capital Stock, (viii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person and (ix) any Indebtedness or obligation which is subordinated in right of payment to any other Indebtedness or obligation of such Person.

                  "Significant Subsidiary" means for any Person each Subsidiary of such Person which (i) for the most recent fiscal year of such Person accounted for more than 5% of the consolidated net income of such Person or (ii) as at the end of such fiscal year, was the owner of more than 5% of the consolidated assets of such Person.

                  "STC" means STC Broadcasting, Inc., a Delaware corporation.

                  "STC Senior Subordinated Notes" means STC's 11% Senior Subordinated Notes due 2007.

                  "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person; provided, however, that notwithstanding the foregoing, SAC shall be deemed to be a "Subsidiary" of the Company. Notwithstanding anything in this Agreement to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in this Agreement to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of this Agreement.

                  "Taxes" has the meaning provided therefor in Section 2.11(a).

                  "Unrestricted Subsidiary" means a Subsidiary of the Company created after the Closing Date and so designated by a resolution adopted by the Board of Directors of the Company; provided, however, that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary and (b) at the time of designation of such Subsidiary, such Subsidiary has no property or assets (other than de minimis assets resulting from the initial capitalization of such Subsidiary). The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
         Section 6.11 hereof and (y) no Default or Event of Default shall have occurred and be continuing.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing
         (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying
         (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) which normally have the right to vote in the election of directors are owned by such Person or any Wholly Owned Subsidiary of such Person; provided, however, that "Wholly Owned Subsidiary" shall also include any Subsidiary of which in excess of 95% of the common equity securities are owned by the Company or another Wholly Owned Subsidiary and which is organized for the purpose of facilitating the acquisition of any broadcasting business that, but for the formation of such Person, the Company and its Restricted Subsidiaries could not acquire under applicable laws related to the ownership of broadcast businesses.

                  Section 1.02. Interpretation. In this Agreement, unless the context otherwise requires:

                  (a) headings and underlinings are for convenience only and do not affect the interpretation of this Agreement;

                  (b) words importing the singular include the plural and vice versa, and the word "including" shall mean "including, without limitation" unless the context otherwise requires;

                  (c) an expression importing a natural Person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any Governmental Authority or agency;

                  (d) a reference to a Section, party, Exhibit, Annex or
         Schedule is a reference to that Section of, or that party, Exhibit, Annex or Schedule to, this Agreement;

                  (e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

                  (f) a reference to a party to any document includes that party's successors and permitted assigns.

                  Section 1.03. Business Day Adjustment. Where the day on or by which a payment is due to be made is not a Business Day, that payment shall be done on or by the next succeeding Business Day.

                                  ARTICLE II
                               PURCHASE OF NOTES

                  Section 2.01. Purchase of Notes and Warrants.

                  (a) The Company agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained or incorporated herein, the Purchasers agrees to purchase, the Notes and the Warrants for an aggregate purchase price of $25,000,000 for the Notes and the Warrants.

                  (b) On or before the Closing Date, the Company will have authorized the issuance and sale to the Purchasers, in the respective amounts set forth on Schedule 2.01, of $25,000,000 aggregate principal amount of its Senior Notes due December 29, 2008 (the "Notes"), to be substantially in the form attached hereto as Exhibit A.

                  (c) On or before the Closing Date, the Company will have authorized the issuance and sale to the Purchasers, in the respective amounts set forth on Schedule 2.01, of Stock Purchase Warrants of the Company (the "Warrants"), to be substantially in the form attached hereto as Exhibit B.

                  (d) The Notes and the Warrants shall include such notations, legends or endorsements set forth thereon or required by law. The Notes will be in the principal amount of $1,000,000 (except in the case of any redemption following which the aggregate principal amount remaining is less than $1,000,000) or integral multiples of

         $1,000,000 in excess thereof. Each Note shall be dated the date of its issuance. The aggregate principal amount of the Notes outstanding at any one time may not exceed $25,000,000, except to the extent interest is added to the principal of any Note in accordance with the provisions thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Company, by its execution and delivery of this agreement, expressly agrees to such terms and provisions and to be bound thereby.

                  (e) On or before thirty (30) days after the Closing Date, the Company and the Purchasers shall endeavor in good faith to allocate valuations for the purchase price of the Notes and the Warrants in accordance with the rules and regulations of the Internal Revenue Service. The Company and the Purchasers hereby agree that all tax returns filed by the Company and the Purchasers shall be consistent in all material respects with such allocations, including for purposes of
         Section 1271 et al. of the Internal Revenue Code of 1986, as amended.

                  Section 2.02. Closing. The closing of the purchase and sale of the Notes (the "Closing") shall take place upon the satisfaction or waiver of the conditions set forth in Article V hereof or such date and time as shall be mutually agreed to by the parties hereto (the "Closing Date") at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas, or such other place as shall be mutually agreed to by the parties hereto. On the Closing Date, the Company will deliver to the Purchasers the Notes payable to the Purchaser against delivery by the Purchaser of the purchase price therefor by wire transfer of funds to the account of the Company.

                  Section 2.03. Mandatory Redemption. Upon the occurrence of a Change of Control, the Purchaser, by written notice to the Company within thirty (30) days of the occurrence thereof, may require the Company to redeem all or a portion of the Notes for a price equal to the outstanding principal amount thereof, together with a payment of all accrued and unpaid interest on the amount being prepaid through the date of prepayment. the Company shall give the Purchaser written notice of the occurrence of a Change of Control within ten (10) days after the occurrence thereof.

                  Section 2.04. Use of Proceeds. The Company shall use the proceeds of the purchase price hereunder to purchase $25,000,000 aggregate liquidation value of Preferred Stock Series B.

                  Section 2.05. Interest on the Notes.

                  (a) The Company shall pay interest to the Purchasers, quarterly in arrears on the last day of each March, June, September and December, commencing on March 31, 2000 (each, an "Interest Payment Date"), at a rate equal to fourteen percent (14.00%) per annum, based on a year of 360 days for the actual number of days elapsed, and based on the amounts outstanding from time to time under the Notes; provided, however, that on any Interest Payment Date prior to March 31, 2002, in lieu of the payment in whole of accrued and unpaid interest in cash, such interest shall be accrued

         (in which case, interest shall also be payable on any accrued interest until paid) and added to the principal amount then outstanding on the Notes.

                  (b) If any payment on the Notes becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) So long as any Event of Default shall have occurred and be continuing, the interest rate applicable to the Notes shall be increased by 2% per annum above the rate otherwise applicable.

                  (d) Notwithstanding anything to the contrary set forth in this Section 2.05, if at any time until payment in full of the Notes, the interest rate payable thereon exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable on the Notes shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the interest rate payable thereon is less than the Maximum Lawful Rate, the Company shall continue to pay interest thereunder at the Maximum Lawful Rate until such time as the total interest received by the Purchaser is equal to the total interest which it would have received had the interest rate on the Notes been (but for the operation of this paragraph) the interest rate payable since the Closing Date. Thereafter, the interest rate payable shall be the stated interest rate unless and until such rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by the Purchaser pursuant to the terms hereof exceed the amount which it could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.05(d), shall make a final determination that the Purchaser has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, the Purchaser shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under the Notes, then to the outstanding principal of the Notes, then to other unpaid Obligations and thereafter shall refund any excess to the Company or as a court of competent jurisdiction may otherwise order.

                  Section 2.06. Receipt of Payments. The Company shall make each payment under the Notes not later than 2:00 P.M. (New York City time) on the day when due in Dollars in immediately available funds to the applicable Purchaser's depository bank in the United States as designated by such Purchaser from time to time for deposit in such Purchaser's depositary account. For purposes only of computing interest under the Notes, all payments shall be applied by the Purchaser to the Notes on the day payment is credited by the Purchaser's depository bank to the Purchaser's account in immediately available funds.

                  Section 2.07. Application of Payments. The Company irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by the Purchaser from or on behalf of the Company pursuant to the terms of this Agreement, and the Company irrevocably agrees that the Purchaser shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of the Company and in repayment of the Notes as it may deem advisable. In the absence of a specific determination by the Purchaser with respect thereto, the same shall be applied in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest payments on the Notes; and (iii) then due and payable principal payments on the Notes.

                  Section 2.08. Sharing of Payments. If any holder of a Note or a portion thereof shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Notes held by it in excess of its ratable share of payments on account of the Notes held by all holders thereof, such holder shall forthwith purchase from each other holder such participations in the Notes held by it as shall be necessary to cause such purchasing holder to share the excess payment ratably with each other holder; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing holder, such purchase shall be rescinded and such holder shall repay to the purchasing holder the purchase price to the extent of such recovery together with an amount equal to such holder's ratable share (according to the proportion of (i) the amount of such holder's required repayment to (ii) the total amount so recovered from the purchasing holder) of any interest or other amount paid or payable by the purchasing holder in respect of the total amount so recovered. The Company agrees that any holder so purchasing a participation from another holder pursuant to this Section 2.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such holder were the direct creditor of the Company in the amount of such participation. The Company further agrees to make all payments on the Notes to all holders thereof on a pro rata basis, based on the principal amount of the Notes held by each.

                  Section 2.09. Indemnity.

                  (a) The Company shall indemnify and hold each Purchaser and each of its officers, directors and Affiliates harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by such Purchaser or such other indemnified person as the result of such Purchaser having entered into this Agreement or any of the other Loan Documents or purchased the Notes hereunder or relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by the Company contained herein or in any Loan Document or otherwise relating to or arising out of the transactions contemplated hereby; provided, however, that the Company shall not be liable for such indemnification to such indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such indemnified Person's gross negligence or willful misconduct.

                  (b) Each Purchaser shall indemnify and hold the Company and each of its officers, directors and Affiliates harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by the Company or such other indemnified person as the result of the Company having entered into this Agreement or any of the other Loan Documents or issued the Notes hereunder or relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by such Purchaser contained herein or in any Loan Document or otherwise relating to or arising out of the transactions contemplated hereby; provided, however, that no Purchaser shall be liable for such indemnification to such indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such indemnified Person's gross negligence or willful misconduct.

                  Section 2.10. Access. Each Purchaser and any of its officers, employees and/or agents shall have the right, exercisable as frequently as it determines to be appropriate, during normal business hours, to visit and inspect the properties and facilities of the Company and its Subsidiaries and to inspect, audit and make extracts from all of the Company's and its Subsidiaries' records, files, corporate books and books of account and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company and its Subsidiaries, all at such reasonable times, upon reasonable notice and as often as the Purchaser may reasonably request. The Company shall deliver any document or instrument reasonably necessary for such Purchaser, as it may request, to obtain records from any service bureau maintaining records for the Company or its Subsidiaries. The Company shall instruct its and its Subsidiaries' banking and other financial institutions to make available to each Purchaser such information and records as it may reasonably request.

                  Section 2.11. Taxes.

                  (a) Any and all payments by the Company hereunder or under the Notes shall be made, in accordance with this Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of any Purchaser, by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to any Purchaser, (i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) each Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                  (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, exercise, mortgage recording or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, any of the Loan Documents ("Other Taxes").

                  (c) The Company shall indemnify each Purchaser for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Purchaser and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date the applicable Purchaser makes written demand therefor.

                  (d) Within thirty days after the date of any payment of Taxes, the Company shall furnish to the applicable Purchaser the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.11 shall survive the payment in full of the Notes.

                                  ARTICLE III
                    ISSUE OF NOTES; PURCHASE AND ISSUANCE OF
                       NOTES; RIGHTS OF HOLDERS OF NOTES

                  Section 3.01. Issue of Notes. The Company has authorized the issuance of up to $25,000,000 in principal amount of the Notes. The Notes will be offered and issued to the Purchasers without being registered under the Securities Act.

                  Section 3.02. Purchase and Issuance of the Notes.

                  (a) Subject to the terms and conditions herein set forth, the Company agrees that it will sell to each of the Purchasers, severally and not jointly, and each of the Purchasers, severally and not jointly, agrees that it will purchase from the Company at the Closing the principal amount of the Notes set forth opposite the name of such Purchaser on Schedule I hereto; provided, however, that all such issuances of the Notes shall not result in issued Notes in a principal amount of more than $25,000,000.

                  (b) Delivery of the Notes to be purchased by the Purchasers pursuant to this Agreement shall be made at the Closing by the Company delivering certificates representing the Notes to the Purchasers.

                  Section 3.03. Subordination of Liabilities. The Company, for itself, its successors and assigns, covenants and agrees, and the Purchasers, by their acceptance of the Notes likewise covenant and agree, that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Notes are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

                  (a) Nonpayment.

                           (i) Upon the maturity of any Senior Indebtedness
                  (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon and fees and any other amounts owing in respect thereof (including interest payable in respect of any of the foregoing subsequent to the commencement of any proceeding against or with respect to the Company under the Bankruptcy Code, 11 U.S.C. ss. 101 et. seq.), in each case to the extent due and owing, shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any further payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Notes.

                           (ii) In the event that notwithstanding the
                  provisions of the preceding clause (i), the Company shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Notes, any amounts received in cash in respect thereof shall not be applied by the holder thereof to such Note but shall be held by such holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their agent, representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued (each, a "Representative"), as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness; provided that, any such payment of the Company shall be applied solely to Senior Indebtedness of the Company.

                  (b) Dissolution, Liquidation or Reorganization. Upon any payment or distribution of assets of the Company (other than payments consisting of shares of Preferred Stock or nonvoting Capital Stock or other securities issued by the Company) upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                           (i) the holders of all Senior Indebtedness shall
                  first be entitled to receive payment in full (or have such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness) of the principal thereof, premium, if any, and interest (including post-petition interest) due thereon and fees and any other amounts owing in respect thereof before the Purchasers are entitled to receive any payment in cash on account of the principal of, or interest on, or any other amount owing in respect of, the Notes;

                           (ii) any payment or distribution of assets of the
                  Company of any kind or character, whether in cash, property or securities to which the Purchasers would be entitled except for the provisions of this Section 3.03 (other than payments consisting of shares of Preferred Stock or nonvoting Capital Stock or other securities issued by the Company), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness, or their Representative, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                           (iii) in the event that, notwithstanding the
                  foregoing provisions of this Section 3.03, any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities, shall be received by a Purchaser on account of principal or interest on the Notes (other than payments consisting of shares of Preferred Stock or nonvoting Capital Stock or other securities issued by the Company) before all Senior Indebtedness is paid in full, or provision made for its payment in full satisfactory to the holder or holders of such Senior Indebtedness, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness, as the case may be, remaining unpaid or unprovided for or their Representatives, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  (c) Obligation Unconditional. Nothing contained in this
         Section 3.03 or in the Notes is intended to or shall impair, as between the Purchasers and the Company, the obligation of the Company, which is absolute and unconditional, to pay to the Purchasers the principal of, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms. In the event that by virtue of this Section 3.03, any amounts paid or payable to the Purchasers in respect of the Notes shall instead be paid to the holders of the Senior Indebtedness, the Purchasers shall be subrogated to the rights of the holders of such Senior Indebtedness.

                                  ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

                  (a) The Company and each of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing, as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

                  (b) The authorized capital stock of the Company consists of 1,000,000 shares of common stock, $0.01 par value per share, of which 891,589.16 shares are issued and outstanding; all of the outstanding shares of capital stock of the Company are duly and validly authorized and issued and fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary of the Company (and, in the case of SAC, 100% of the nonvoting stock) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any Lien, charge, encumbrance, security interest, restriction upon voting (except for SAC) or transfer or any other claim of any third party (other than Liens and security interests created pursuant to the Credit Agreement, the Indenture or applicable law) and restrictions on transfer imposed by the FCC requirements.

                  (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Loan Documents and to perform its obligations hereunder and thereunder.

                  (d) The Loan Documents have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) to the extent that the enforceability of rights to indemnification and contribution thereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

                  (e) The execution, delivery and performance by the Company of each of the Loan Documents, the issuance, sale and delivery of the Notes by the Company and compliance by the Company with the terms thereof and the consummation by the Company and its Subsidiaries of the transactions contemplated by the Loan Documents do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for any such conflict, breach, violation, default, Lien, charge or encumbrance that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; nor will such actions result in any violation of the provisions of the charter or bylaws of the Company or any of its Subsidiaries; or any statute or any order, rule or regulation (including the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC thereunder) of any court or arbitrator or governmental agency or body (including the FCC) having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except for any such conflict, breach, violation, default, Lien, charge or encumbrance that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body (including the FCC, the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ")) is required for the execution, delivery and performance by the Company of each of the Loan Documents, the issuance, sale and delivery of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Loan Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) that have been obtained or made prior to the Closing Date, and (ii) that from time to time, the Company or its Subsidiaries may be required to obtain from or make with the FCC in the ordinary course of business.

                  (f) The audited financial statements (including the related notes) for the year ended December 31, 1998 previously delivered to the Purchasers have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial condition and the results of operations and cash flows of the entities purported to be covered thereby for the respective periods indicated except as otherwise disclosed therein. The unaudited financial statements for the eleven months ended November 30, 1999 previously delivered to the Purchasers fairly present in all material respects the financial condition and the results of operations and cash flows of the entities purported to be covered thereby for the respective periods indicated except as otherwise disclosed therein.

                  (g) Except as described on Schedule 4.01(g) hereto, there are no legal or governmental proceedings (including before or by the FCC, the FTC or the DOJ) pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries or affiliates is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its Subsidiaries or affiliates, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (h) No injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries which would prevent or suspend the issuance or sale of the Notes; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Notes or in any manner draw into question the validity or enforceability of any of the Loan Documents or any action taken or to be taken pursuant thereto.

                  (i) Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or bylaws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any applicable law, ordinance, court decree, governmental rule or regulation (including the Communications Act and the rules and regulations of the FCC thereunder) to which it or its property or assets may be subject.

                  (j) The Company and each of its Subsidiaries possess all material licenses, orders, certificates, authorizations, approvals and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies (including the FCC and the DOJ) that are necessary for the ownership of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit that is generally renewable in the ordinary course or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course. The licenses issued with respect to the Company's and its Subsidiaries' television broadcast stations by the FCC (the "Licenses") are validly issued and in full force and effect with no restrictions or qualifications -------- (other than standard restrictions or qualifications usually on similar licenses) that would, singly or in the aggregate, have a Material Adverse Effect. No event has occurred that permits, or with notice or lapse of time or both would permit, and no legal governmental proceeding has been instituted or threatened that could cause, the revocation or termination of any of the Licenses or that might result in any other impairment or modification of the rights of the Company or any Subsidiary thereof that in any such case would, singly or in the aggregate, have a Material Adverse Effect. The Company has no reason to believe that any License issued by the FCC will not be renewed in the ordinary course.

                  (k) Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (l) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (m) The Company and each of its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are in the Company's opinion adequate to protect the Company and its Subsidiaries and their respective businesses. Neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (n) The Company and each of its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses does not conflict in any material respect with, and the Company and its Subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

                  (o) The Company and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, encumbrances and defects other than (i) Liens and encumbrances granted pursuant to the Credit Agreement and (ii) Liens, encumbrances and defects that do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or could not reasonably be expected to have a Material Adverse Effect.

                  (p) No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent, which could reasonably be expected to have a Material Adverse Effect.

                  (q) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release or threatened release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its Subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) upon any property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singularly or in the aggregate with all such disposal, discharge, emission and other release, a Material Adverse Effect.

                  (r) On the Closing Date the Company and its Subsidiaries, taken as a whole (after giving effect to the issuance of the Notes), will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the aggregate fair value (or present fair saleable value) of the assets of the Company and its Subsidiaries, taken as a whole, is not less than their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured in the normal course of business and (ii) the Company and its Subsidiaries, taken as a whole, do not have an unreasonably small amount of capital with which to conduct their businesses. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (s) Except as described on Schedule 4.01(s) hereto, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company.

                  (t) None of the proceeds of the issuance of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (u) Since November 30, 1999, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company nor any of its Subsidiaries, whether or not arising in the ordinary course of business, (ii) neither the Company nor any of its Subsidiaries has incurred any liability or obligation, direct or contingent, other than in the ordinary course of business, which would, singly or in the aggregate, have a Material Adverse Effect, (iii) neither the Company nor any of its Subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock (other than dividends declared in respect of Preferred Stock, Series A).

                  Section 4.02. Representations and Warranties of the Purchasers. Each Purchaser makes the following representations and warranties to the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

                  (a) Each Purchaser is purchasing the Notes for its own account, for investment purposes and not with a view to the distribution thereof. No Purchaser will, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Note (or solicit any offers to buy, purchase, or otherwise acquire any Note), except in compliance with the Securities Act.

                  (b) Each Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

                  (c) Each Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization.

                  (d) The execution, delivery and performance by each Purchaser of this Agreement and the other Loan Documents to be executed by it:
         (i) are within such Purchaser's legal power; (ii) have been duly authorized by all necessary legal action; (iii) are not in contravention of any provision of such Purchaser's organizational documents; and (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality binding on such Purchaser. This Agreement and the other Loan Documents to which such Purchaser is a party have each been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                                   ARTICLE V
                        CONDITIONS PRECEDENT TO CLOSING

                  Section 5.01. Conditions Precedent to the Closing. The obligation of the Purchasers to purchase the Notes to be purchased by them hereunder on the Closing Date is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date and the Company shall have complied in all material respects with all agreements as set forth in or contemplated hereunder and in the other Loan Documents, required to be performed by it at or prior to the Closing.

                  (b) As of the Closing Date, and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall exist no Default or Event of Default.

                  (c) As to the Purchasers, the purchase of and payment for the Notes by the Purchasers hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System), (ii) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation (provided, however, that such regulation, law or onerous condition was not in effect at the date of this Agreement), and (iii) shall be permitted by the laws and regulations of the jurisdictions to which they are subject.

                  (d) At the Closing, the Purchasers shall have received a certificate, dated the Closing Date, from the Company stating that the conditions specified in Sections 5.01(a), through (c) have been satisfied or duly waived as of the Closing Date.

                  (e) Each of the Loan Documents, except for this Agreement shall be substantially in the form attached hereto and the Loan Documents shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

                  (f) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Purchasers and their counsel. The Purchasers and their counsel shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

                  (g) All reasonable costs and fees due and owing and expenses (including reasonable legal fees and expenses) required to be paid to or on behalf of the Purchasers on or prior to the Closing Date pursuant to this Agreement and all fees and expenses payable to the Purchasers' counsel (in each case upon presentation of reasonable documentation therefor) shall have been paid.

                  (h) On or before the Closing Date, the Purchasers and their counsel shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Company and its Subsidiaries as they may reasonably request.

                  (i) There shall not have occurred and be continuing (i) any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market in the United States or the establishment of minimum or maximum prices on any such exchange; (ii) a declaration of a banking moratorium or any suspension of payments in respect of the banks in the United States or the State of New York; or
         (iii) either (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any insurrection or other armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material disruption of or material adverse change in financial, banking or capital market (including high-yield market) conditions (collectively, a "Market Effect").

                  (j) There shall not have occurred a material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (collectively, a "Material Adverse Change").

                  (k) The Credit Agreement shall have been amended to permit the issuance of the Notes, which such amendment shall be in form and substance satisfactory to the Purchasers.

                  Section 5.02. Conditions Precedent to Obligations of the Company. The obligations of the Company to issue the Notes pursuant to this Agreement are subject, at the Closing to the satisfaction of the following conditions:

                  (a) The representations and warranties made by the Purchasers herein shall be true and correct in all material respects on and as of the Closing Date.

                  (b) The issuance of the Notes by the Company shall not be enjoined under the laws of any jurisdiction to which the Company is subject (temporarily or permanently).

                                  ARTICLE VI
                                   COVENANTS

                  The Company covenants and agrees with the Purchasers that:

                  Section 6.01. Notices of Material Events. The Company will furnish to the Purchasers prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or STC that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Section 6.02. Compliance with Laws. The Company will, and will cause its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or them, or to its or their property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 6.03. Use of Proceeds. The proceeds of the issuance of the Notes will be used only for the purposes contemplated in Section 2.04. No part of the proceeds of the issuance of the Notes will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System of the United States, including Regulations T, U and X.

                  Section 6.04. Limitation on Restricted Payments. The Company shall not and shall not permit any Subsidiary of the Company to make any Restricted Payments if at the time of such Restricted Payment and immediately after giving effect thereto:

                  (a) a Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment; or

                  (b) the Company is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
         Section 6.11 hereof.

                  Section 6.05. Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Significant Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company or such Significant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer reasonably necessary or desirable in the conduct of the business of the Company or any such Significant Subsidiary.

                  Section 6.06. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the holders of Notes.

                  Section 6.07. Maintenance of Properties and Insurance.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Subsidiaries; provided, however, that nothing in this Section 6.07 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses.

                  (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are reasonably adequate and appropriate for the conduct of the business of the Company and such Subsidiaries.

                  Section 6.08. Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

                  Section 6.09. Reports. So long as any of the Notes are outstanding, the Company will provide to the holders of Notes copies of the annual reports and of the information, documents and other reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                  Section 6.10. Limitations on Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a Wholly Owned Subsidiary of the Company or among Wholly Owned Subsidiaries of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $1,000,000 or more, such determination will be made in good faith by a majority of members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company, if any; provided, further, that for a transaction or series of related transactions involving value of $5,000,000 or more, the Board of Directors of the Company has received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Subsidiary. The foregoing restrictions will not apply to (1) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder, (2) any obligations of the Company or its Subsidiaries under the Financial Monitoring and Oversight Agreements or any employment agreement, noncompetition or confidentiality agreement with any officer of the Company or its Subsidiaries (provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this covenant), (3) reasonable and customary investment banking, financial advisory, commercial banking and similar fees and expenses paid to any of the Purchasers and their Affiliates, (4) any Restricted Payment permitted to be made pursuant to the covenant described under Section 6.04, (5) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the finding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Company or its Subsidiaries, (6) loans or advances to employees in the ordinary course of business of the Company or any of its Subsidiaries consistent with past practices, and (7) the issuance of Capital Stock of the Company or its Subsidiaries (other than Disqualified Stock).

                  Section 6.11. Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"), any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Capital Stock, and its Subsidiaries will not issue any Preferred Stock (other than the Preferred Stock Series B being issued on the Closing Date); provided, however, that the Company and its Subsidiaries may incur Indebtedness or issue shares of such Capital Stock if, in either case, the Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Capital Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom is less than 7.0 to 1.

                  Section 6.12. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Neither the Company nor any of its Subsidiaries will, directly or indirectly, create or otherwise cause to permit to exist or become effective, by operation of the charter of such

Subsidiary or by reason of any agreement, instrument, judgment, decree, rule, order, statute or governmental regulation, any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of:
(1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary;
(4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (5) agreements existing on the Closing Date (including the Credit Agreement) as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the Board of Directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification; (6) any restriction with respect to such a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition; (7) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or
(5) above or any other agreement evidencing Indebtedness permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are no less favorable to the Company in any material respect as determined in good faith by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); (8) restrictions on the transfer of the assets subject to any Lien imposed by the holder of such Lien; or (9) a licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement.

                  Section 6.13. Limitation on Asset Sales. Neither the Company nor any of its Subsidiaries will consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale involves consideration in excess of $2,500,000, by the Board of Directors of the Company, as evidenced by a duly adopted resolution of such Board of Directors), (ii) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents (other than to the extent that the Company is exchanging all or substantially all the assets of one or more broadcast businesses operated by the Company (including by way of the transfer of capital stock) for all or substantially all the assets (including by way of the transfer of capital stock) constituting one or more broadcast businesses operated by another Person, in which event, to such extent, the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply) and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company applies, or causes such Subsidiary to apply, such

Net Cash Proceeds within 180 days of receipt thereof either (A) to repay any Indebtedness of the Company or any Indebtedness of a Subsidiary of the Company (and, to the extent such Indebtedness relates to principal under a revolving credit or similar facility, to obtain a corresponding reduction in the commitments thereunder), (B) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Cash Proceeds, (C) to redeem the Notes, (D) to redeem the Preferred Stock, Series B or (E) to redeem the Preferred Stock, Series A.

                  Section 6.14. Limitation on Asset Swaps. The Company will not, and will not permit any Subsidiary to, engage in any Asset Swaps, unless:
(i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) in the event such Asset Swap involves an aggregate amount in excess of $1,000,000, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and (iii) in the event such Asset Swap involves an aggregate amount in excess of $5,000,000, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

                  Section 6.15. FCC Compliance. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to take any action hereunder that (i) constitutes or would represent a transfer of control to the Company or SAC or any Subsidiary of SAC without first obtaining the consent of the FCC to such transfer of control or (ii) constitutes a violation of the Communications Act or the rules or regulations promulgated thereunder.

                  Section 6.16. Merger, Consolidation and Sale of Assets.

                  (a) The Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless:

                           (1) either (A) the Company is the surviving or continuing Person or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                           (2) such surviving Person shall assume all of the obligations of the Company under this Agreement pursuant to an assignment and acceptance in a form reasonably satisfactory to the Purchasers;

                           (3) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company (in the case of clause (A) of the foregoing clause (1)) or such Person (in the case of clause (B) of the foregoing clause (1)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 6.11; and

                           (4) immediately after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing.

                  (b) For purposes of this Section 6.16, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (c) Notwithstanding the foregoing clauses (a)(2) and (3), subject to applicable FCC requirements, if any, (i) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with a corporate Affiliate thereof incorporated solely for the purpose of reincorporating the Company in another jurisdiction in the U.S. to realize tax or other benefits.

                  Section 6.17. Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of assets in accordance with Section 6.16, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and agrees to be bound hereby, the predecessor shall be released from such obligations.

                                  ARTICLE VII
                               EVENTS OF DEFAULTS

                  Section 7.01. Actions after Default. If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), the Purchasers may exercise any of their rights by operation of law or otherwise including their rights under the Notes.

                  Section 7.02. Events of Default. It is an Event of Default if:

                  (a) an Event of Default shall have occurred and be continuing under the Indenture; or

                  (b) an Event of Default shall have occurred and be continuing under the Credit Agreement; or

                  (c) any representation or warranty made or deemed made by or on behalf of the Company or STC in this Agreement, any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) the Company or STC shall fail to observe or perform any covenant, condition or agreement contained in this Agreement and such breach continues unremedied for 30 days thereafter; or

                  (e) a Change of Control shall have occurred.

                  Section 7.03. Notice of Events. If any Event of Default happens, the Company shall promptly notify the Purchasers by facsimile specifying the nature of such Event of Default and any steps the Company is taking to remedy it.

                                 ARTICLE VIII
                                   INDEMNITY

                  Section 8.01. Indemnity.

                  (a) Indemnification by the Company. The Company agrees and covenants to hold harmless and indemnify the Purchasers and each Person, if any, who controls any of the Purchasers within the meaning of Section 20 of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which the Purchasers or such controlling Person may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in this Agreement or (ii) arising out of, based upon or in any way related or attributed to claims, actions or proceedings relating to this Agreement or the subject matter of this Agreement or (iii) arising in any manner out of or in connection with such Person being a Purchaser of the Notes and relating to any action taken or omitted to be taken by the Company; provided, however, that the Company shall not be liable under this paragraph (a) for any amounts paid in settlement of claims without their written consent, which consent shall not be unreasonably withheld, or to the extent that it is finally judicially determined that such losses, claims, damages or liabilities arose primarily out of the gross negligence, willful misconduct or bad faith of the Purchasers. The Company further agrees to reimburse the Purchasers for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with such Person being a Purchaser; provided that if the Company reimburses the Purchasers hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, the Purchasers hereby agree to refund such reimbursement of expenses to the extent it is finally judicially determined that the losses, claims, damages or liabilities arising out of or in connection with such lawsuit, claim or other proceedings arose primarily out of the gross negligence, willful misconduct or bad faith of the Purchasers or from a violation by any Purchaser of legal requirements applicable to such Purchaser solely because of their character as a particular type of regulated institution. The Company further agrees that the indemnification, contribution and reimbursement commitments set forth in this Article VIII shall apply whether or not the Purchasers are a formal party to any such lawsuits, claims or other proceedings. Notwithstanding the foregoing, the Company shall not be liable to a party seeking indemnification under the foregoing provisions of this paragraph (a) to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to the party seeking indemnification furnished in writing by such party for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Company under this Article VIII shall be in addition to any liability the Company may otherwise have.

                  (b) Indemnification by the Purchasers. Each Purchaser agrees and covenants to hold harmless and indemnify the Company and each Person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which the Company or such controlling Person may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in this Agreement or (ii) arising out of, based upon or in any way related or attributed to claims, actions or proceedings relating to this Agreement or the subject matter of this Agreement or (iii) relating to any action taken or omitted to be taken by such Purchaser; provided, however, that no Purchaser shall be liable under this paragraph (a) for any amounts paid in settlement of claims without their written consent, which consent shall not be unreasonably withheld, or to the extent that it is finally judicially determined that such losses, claims, damages or liabilities arose primarily out of the gross negligence, willful misconduct or bad faith of the Company. Each Purchaser further agrees to reimburse the Company for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with the issuance of the Notes to such Purchaser; provided that if such Purchaser reimburses the Company hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, the Company hereby agrees to refund such reimbursement of expenses to the extent it is finally judicially determined that the losses, claims, damages or liabilities arising out of or in connection with such lawsuit, claim or other proceedings arose primarily out of the gross negligence, willful misconduct or bad faith of the Company or from a violation by the Company of legal requirements applicable to the Company solely because of its character as a particular type of regulated institution. Each Purchaser further agrees that the indemnification, contribution and reimbursement commitments set forth in this Article VIII shall apply whether or not the Company is a formal party to any such lawsuits, claims or other proceedings. Notwithstanding the foregoing, no Purchaser shall be liable to a party seeking indemnification under the foregoing provisions of this paragraph (a) to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to the party seeking indemnification furnished in writing by such party for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Purchasers under this Article VIII shall be in addition to any liability such Purchasers may otherwise have.

                  (c) Procedure. If any Person shall be entitled to indemnity hereunder (the "Indemnified Parties"), such Indemnified Party shall give prompt notice confirmed in writing to the party or parties from which such indemnity is sought (the "Indemnifying Parties") of the commencement of any proceeding (a "Proceeding") with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or Parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnifying Parties shall have been advised in writing by counsel that a conflict or potential conflict exists between such Indemnified Party or Parties and the Indemnifying Parties, in which case, if such Indemnified Party or Parties notify the Indemnifying Parties in writing that they elect to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel, if any) at any time for such Indemnified Party or Parties, or for fees and expenses that are not reasonable. No Indemnified Party or Parties will settle any Proceedings without the written consent of the Indemnifying Party or Parties (but such consent will not be unreasonably withheld).

                  Section 8.02. Contribution. If for any reason the indemnification provided for in Section 8.01 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

                  The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined by any method of allocation which does not take into account the equitable considerations referred to in such paragraph. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person.

                                  ARTICLE IX
                                 MISCELLANEOUS

                  Section 9.01. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 7.03, the notice, request or other communication may be delivered by hand or facsimile, to the party's address specified below or at such other address as such party notifies to the other party from time to time and will be effective upon receipt.

                  For the Company:

                           Sunrise Television Corp.
                           720 Second Avenue South
                           Suite 420
                           St. Petersburg, Florida 33701
                           Attention: David A. Fitz, Chief Financial Officer
                           Telephone: (727) 821-7900
                           Telefax: (727) 821-8092
                  with a copy to:

                           Hicks, Muse, Tate & Furst Incorporated
                           200 Crescent Court, Suite 1600
                           Dallas, Texas 75201
                           Attention: Lawrence D. Stuart, Jr.
                           Telephone: (214) 740-7365
                           Telefax: (214) 740-7313

                  For the Purchasers:

                           Chase Equity Associates, L.P.
                           380 Madison Avenue, 12th Floor
                           New York, New York 10017
                           Attention: Michael Hannon
                           Telephone: (212) 622-3012
                           Telefax: (212) 622-3771

                           and

                           Hicks, Muse, Tate & Furst Equity Fund III, L.P. HM3 Coinvestors, L.P.
                           200 Crescent Court, Suite 1600
                           Dallas, Texas 75201
                           Attention: Lawrence D. Stuart, Jr.
                           Telephone: (214) 740-7365
                           Telefax: (214) 740-7313

                  Section 9.02. Expenses. The Company agrees promptly to pay
(i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) the reasonable fees, expenses and disbursements of Weil, Gotshal & Manges LLP in connection with the negotiation, preparation, execution and administration of the Loan Documents and the sale of the Notes hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof, and (iii) after the occurrence and during the continuance of an Event of Default, all reasonable costs and expenses (including reasonable attorneys fees of one counsel to all the Purchasers) in enforcing any obligations of or in collecting any payments due from the Company hereunder or under the Notes by reason of such Event of Default.

                  Section 9.03. Governing Law, Submission to Jurisdiction:
Venue.

                  (a) This Agreement is governed by, and shall be construed in accordance with, the law of the State of New York.

                  (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern

         District of New York and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. the Company hereby irrevocably designates, appoints and empowers Hicks Muse, with offices at 1325 Avenue of the Americas, 25th Floor, New York, NY 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall lease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Purchasers. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in
         Section 9.01 above, such service to become effective ten days after such mailing. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                  (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  Section 9.04. Judgment.

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Purchasers could purchase Dollars with such other currency in New York City at 11:00 A.M. (New York City time) on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of the Company in respect of any sum due from it to the Purchasers hereunder held by the Purchasers shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Purchasers of any sum adjudged to be so due in such other currency, the Purchasers may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than such sum due to the Purchasers in Dollars, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Purchasers against such loss, and the Dollars so purchased exceed such sum due to the Purchasers in Dollars, the Purchasers agree to remit to the Company such excess.

                  Section 9.05. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of the Notes, and their respective successors and assigns.

                  Section 9.06. Assignments. The Company may not assign or delegate any of its interests or obligations under this Agreement. Each holder of Notes may sell or transfer all or a portion of its Notes to any person who is reasonably satisfactory to the Company; provided that such sale or transfer complies with Section 4.02 and each transferee of such Notes executes and delivers to each party hereto a joinder agreement in form and substance reasonably satisfactory to the Purchasers and the Company. Notwithstanding the foregoing, each holder of Notes may sell or transfer all or a portion of its Notes, in each case, to any of its Affiliates, without the consent of the Company; provided, however, that no party shall assign or otherwise transfer any of its rights, duties or obligations hereunder if such assignment or transfer (i) would violate any of the rules, regulations or policies of the FCC or (ii) could reasonably be expected to cause adverse consequences for any of the parties hereto under the ownership attribution rules of the FCC.

                  Section 9.07. Amendment. Neither this Agreement nor any terms hereof may be changed, waived or discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and a majority of the holders of Notes.

                  Section 9.08. Counterparts; Integration. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement. This Agreement, together with the other Loan Documents, constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, and as written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 9.09. Remedies and Waivers. No failure or delay by the Purchasers in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of the Purchasers. No single or partial exercise of such a right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

                  Section 9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any Jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER

BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Senior Note Purchase Agreement to be signed in their respective names as of the date above first written.

                                        SUNRISE TELEVISION CORP.,
                                        a Delaware corporation



                                        By: /s/ David A. Fitz
                                           ------------------------------------
                                        Name:   David A. Fitz
                                        Title:  Executive Vice President




















                               SIGNATURE PAGE TO
                         SENIOR NOTE PURCHASE AGREEMENT

                               HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P., a Delaware limited partnership

                               By: HM3/GP Partners, L.P., a Texas limited partnership, its general partner

                               By: Hicks, Muse GP Partners III, a Texas limited partnership, L.P., its general partner

                               By: Hicks, Muse Fund III Incorporated, a Texas corporation, its general partner



                               By: /s/    David W. Knickel
                                   --------------------------------------------
                                   Name:  David W. Knickel
                                   Title: Vice President, Secretary,
                                               Treasurer



                               HM3 COINVESTORS, L.P., a Delaware limited partnership

                               By: Hicks, Muse GP Partners III, a Texas limited partnership, L.P., its general partner

                               By: Hicks, Muse Fund III Incorporated, a Texas corporation, its general partner



                               By: /s/    David W. Knickel
                                   --------------------------------------------
                                   Name:  David W. Knickel
                                   Title: Vice President, Secretary,
                                               Treasurer





















                               SIGNATURE PAGE TO
                         SENIOR NOTE PURCHASE AGREEMENT

                               CHASE EQUITY ASSOCIATES, L.P.,
                               a Delaware limited partnership

                               By:      Chase Capital Partners, a Delaware
                                        general partnership, its general
                                        partner



                               By:    /s/ Michael R. Hannon
                                  ---------------------------------------------
                                   Name:  Michael R. Hannon
                                   Title: General Partner





















                               SIGNATURE PAGE TO
                         SENIOR NOTE PURCHASE AGREEMENT

                                                               Schedule 2.01 to
                                                 Senior Note Purchase Agreement


                             PURCHASER COMMITMENTS



Hicks, Muse, Tate & Furst Equity Fund IV, L.P.                  $ 21,749,383.00

HM3 Coinvestors, L.P.                                           $    750,617.00

Chase Equity Associates, L.P.                                   $  2,500,000.00

                                                            Schedule 4.01(g) to
                                                 Senior Note Purchase Agreement


                       LEGAL OR GOVERNMENTAL PROCEEDINGS


         In April, 1999, the Antitrust Division of the United States Department of Justice (the "DOJ") issued various requests to STC Broadcasting Company ("STC") for additional information under the Hart-Scott-Rodino Antitrust Improvement Act (the "HSR Act") in connection with proposed transactions with Sinclair Communications, Inc. ("Sinclair"). STC and Sinclair are in discussions with the DOJ regarding the transaction, and the waiting period under the HSR Act has been extended pending completion of these discussions.

                                                            Schedule 4.01(s) to
                                                 Senior Note Purchase Agreement


                              OUTSTANDING WARRANTS


 ------------------------------------------ ----------------- --------------------------------------
                  HOLDER                        CERT. #               VESTED SHARES TO DATE
 ------------------------------------------ ----------------- --------------------------------------

 Hicks, Muse, Tate & Furst Equity Fund            W-1
      IV, L.P.
 ------------------------------------------ ----------------- --------------------------------------

 Chase Equity Associates, L.P.                    W-2
 ------------------------------------------ ----------------- --------------------------------------

 HM3 Coinvestors, L.P.                            W-3
 ------------------------------------------ ----------------- --------------------------------------


                                                                   Exhibit A to
                                                 Senior Note Purchase Agreement


                              FORM OF SENIOR NOTES

                                                                   Exhibit B to
                                                 Senior Note Purchase Agreement

                                FORM OF WARRANTS